UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2007

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

0-22903	38-2312018
(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

(248) 619-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the follwing provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Messrs. George R. Mrkonic, Jr. and James Swayzee, directors of Syntel, Inc. (“Syntel”), are not standing for re-election to the Board of Directors of Syntel, Inc. at Syntel’s 2007 Annual Meeting of Shareholders. Their terms of office as directors will expire as of Syntel’s 2007 Annual Meeting of Shareholders on June 15, 2007.

With their decision not to stand for re-election, there would be two vacancies in Syntel’s Board of Directors. The Board of Directors has reduced the size of the Board from seven to six directors, effective as of the 2007 Annual Meeting of Shareholders, which will eliminate one vacancy. Acting upon the recommendation of the Nominating and Corporate Governance Committee, Syntel’s Board of Directors has nominated Prashant Ranade to stand for election at the 2007 Annual Meeting of Shareholders to fill the other vacancy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date May 2, 2007	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

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